                                                Filed Pursuant to Rule 424(b)(3)
                                           Registration Statement No. 333-112367

   PRICING SUPPLEMENT TO THE PROSPECTUS SUPPLEMENT NO. 372 DATED FEBRUARY 6,
                                2004 -- NO. 412

[GOLDMAN SACHS LOGO]
                         THE GOLDMAN SACHS GROUP, INC.
                          Medium-Term Notes, Series B

                           -------------------------

                                  $15,000,000
                  2.25% Aggregate Mandatory Exchangeable Notes
                                due January 2005
          (Exchangeable for Common Stock of a Basket of Eight Stocks)

                           -------------------------

     This pricing supplement and the accompanying prospectus supplement no. 372, relating to the aggregate mandatory exchangeable notes, should be read together. Because the aggregate mandatory exchangeable notes are part of a series of our debt securities called Medium-Term Notes, Series B, this pricing supplement and the accompanying prospectus supplement no. 372 should also be read with the accompanying prospectus dated February 6, 2004, as supplemented by the accompanying prospectus supplement dated February 6, 2004. Terms used here have the meanings given them in the accompanying prospectus supplement no. 372, unless the context requires otherwise.

     The aggregate mandatory exchangeable notes offered by this pricing supplement, which we call the "offered notes", have the terms described in the accompanying prospectus supplement no. 372, as supplemented or modified by the following:

ISSUER: The Goldman Sachs Group, Inc.

BASKET STOCKS: the common stock of Baker Hughes Incorporated, BJ Services Company, Diamond Offshore Drilling, Inc., ENSCO International Incorporated, GlobalSantaFe Corporation, Nabors Industries Ltd., Rowan Companies, Inc. and Transocean Inc. with each stock having a relative weight on the trade date of 7.1429%, 14.2857%, 14.2857%, 7.1429%, 14.2857%, 14.2857%, 14.2857% and 14.2857%,
respectively

FACE AMOUNT: each offered note will have a face amount equal to $2000.00; the aggregate face amount for all the offered notes is $15,000,000

ORIGINAL ISSUE PRICE: 100% of the face amount

NET PROCEEDS TO THE ISSUER: 99.95% of the face amount

TRADE DATE: July 14, 2004

SETTLEMENT DATE (ORIGINAL ISSUE DATE): July 21, 2004

STATED MATURITY DATE: January 21, 2005, unless extended for up to six business days

INTEREST RATE (COUPON): 2.25% per year

INTEREST PAYMENT DATES: January 21 and October 21, commencing on October 21,
2004

REGULAR RECORD DATES: for the interest payment dates specified above, January 13 and October 14, respectively

CUSIP NO.: 38143U218

     Your investment in the notes involves certain risks. We encourage you to read "Additional Risk Factors Specific to Your Note" beginning on page S-3 of the accompanying prospectus supplement no. 372 so that you may better understand those risks. The offered notes are not principal-protected and the payment amount is capped.

                             ----------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PRICING SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ----------------------

     Goldman Sachs may use this pricing supplement in the initial sale of the offered notes. In addition, Goldman, Sachs & Co. or any other affiliate of Goldman Sachs may use this pricing supplement in a market-making transaction in an offered note after its initial sale. UNLESS GOLDMAN SACHS OR ITS AGENT INFORMS THE PURCHASER OTHERWISE IN THE CONFIRMATION OF SALE, THIS PRICING SUPPLEMENT IS BEING USED IN A MARKET-MAKING TRANSACTION.

                              GOLDMAN, SACHS & CO.
                             ----------------------
                    Pricing Supplement dated July 14, 2004.

PRINCIPAL AMOUNT:               On the stated maturity date, each offered note
                                will be exchanged for, with respect to each basket stock, a number of shares of that basket stock equal to the exchange rate for that basket stock or, at the option of Goldman Sachs, for the cash value of that basket stock based on the relevant final basket stock price.

EXCHANGE RATE FOR EACH
  BASKET STOCK:                 If the final basket stock price equals or
                                exceeds the relevant threshold appreciation price, then the exchange rate will equal a number of shares of that basket stock equal to the relevant threshold fraction multiplied by the weighting amount for that basket stock for each offered note outstanding. The face amount for one offered note equals $2,000.00.
                                Otherwise, the exchange rate for the relevant basket stock will equal a number of shares of that basket stock equal to the weighting amount for that basket stock for each offered note outstanding. The exchange rate is subject, in certain circumstances, to anti-dilution adjustment as described in the accompanying prospectus supplement no. 372.

                                Please note that the amount you receive for each $2,000.00 of outstanding face amount on the stated maturity date could be substantially less than $2,000.00 and will not in any event exceed $2,500.00, which represents the sum of the products, with respect to each basket stock, of the relevant threshold appreciation price multiplied by the relevant weighting amount. You could lose your entire investment in the offered notes.

INITIAL BASKET STOCK PRICE:     The initial stock price for each of the basket
                                stocks is as follows:

                                          1.   Baker Hughes Incorporated             38.7321 per share
                                          2.   BJ Services Company                   46.7475 per share
                                          3.   Diamond Offshore Drilling, Inc.       23.8181 per share
                                          4.   ENSCO International Incorporated      28.94 per share
                                          5.   GlobalSantaFe Corporation             26.8098 per share
                                          6.   Nabors Industries Ltd.                43.84 per share
                                          7.   Rowan Companies, Inc.                 24.8629 per share
                                          8.   Transocean Inc.                       28.7538 per share

FINAL BASKET STOCK PRICE:       The closing price of one share of the relevant
                                basket stock on the determination date, subject to anti-dilution adjustment.

THRESHOLD APPRECIATION
PRICE: For each basket stock, the initial basket stock price times 1.25. The threshold appreciation price for each of the basket stocks is as follows:

                                          1.   Baker Hughes Incorporated             48.4151 per share
                                          2.   BJ Services Company                   58.4344 per share
                                          3.   Diamond Offshore Drilling, Inc.       29.7726 per share
                                          4.   ENSCO International Incorporated      36.1750 per share
                                          5.   GlobalSantaFe Corporation             33.5123 per share
                                          6.   Nabors Industries Ltd.                54.80 per share
                                          7.   Rowan Companies, Inc.                 31.0786 per share
                                          8.   Transocean Inc.                       35.9423 per share

WEIGHTING AMOUNT:               The weighting amount for each of the basket
                                stocks is as follows:

                                          1.   Baker Hughes Incorporated              3.6883 per note
                                          2.   BJ Services Company                    6.1119 per note
                                          3.   Diamond Offshore Drilling, Inc.        11.9957 per note
                                          4.   ENSCO International Incorporated       4.9363 per note
                                          5.   GlobalSantaFe Corporation              10.6571 per note
                                          6.   Nabors Industries Ltd.                 6.5172 per note
                                          7.   Rowan Companies, Inc.                  11.4916 per note
                                          8.   Transocean Inc.                        9.9366 per note

THRESHOLD FRACTION:             For each basket stock, the threshold
                                appreciation price divided by the final basket stock price for that basket stock.

NO LISTING:                     The offered notes will not be listed on any
                                securities exchange or interdealer market quotation system.

HYPOTHETICAL PAYMENT
  AMOUNT: The tables below show several examples of hypothetical payment amounts that we would deliver on the stated maturity date in exchange for each $2,000.00 of the outstanding face amount of your note, if the final basket stock prices were any of the hypothetical prices shown in the final basket stock price columns. For this purpose, we have assumed that there will be no anti-dilution adjustments to the exchange rates for the basket stocks and no market disruption events.

                                The prices in the final basket stock price column represent hypothetical closing prices for one share of the relevant basket stock on the determination date. The amounts in the exchange amount at maturity column represent the hypothetical cash value of each basket stock to be exchanged for each outstanding note, based on the hypothetical final basket stock price for that basket stock.

EXAMPLE 1: ALL BASKET STOCK PRICES INCREASE BY 10%.

                                     INITIAL                               FINAL
                                     BASKET     THRESHOLD                  BASKET    EXCHANGE
                                      STOCK    APPRECIATION   WEIGHTING    STOCK     AMOUNT AT
STOCK                      WEIGHT     PRICE       PRICE        AMOUNT      PRICE     MATURITY
-----                      ------    -------   ------------   ---------    ------    ---------
Baker Hughes
  Incorporated             7.1429%   38.7321     48.4151        3.6883    $42.6053   $ 157.141
BJ Services Company       14.2857%   46.7475     58.4344        6.1119    $51.4223   $ 314.288
Diamond Offshore
  Drilling, Inc.          14.2857%   23.8181     29.7726       11.9957    $26.1999   $ 314.286
ENSCO International
  Incorporated             7.1429%     28.94      36.175        4.9363    $31.8340   $ 157.142
GlobalSantaFe
  Corporation             14.2857%   26.8098     33.5123       10.6571    $29.4908   $ 314.286
Nabors Industries Ltd.    14.2857%     43.84        54.8        6.5172    $48.2240   $ 314.285
Rowan Companies, Inc.     14.2857%   24.8629     31.0786       11.4916    $27.3492   $ 314.286
Transocean Inc.           14.2857%   28.7538     35.9423        9.9366    $31.6292   $ 314.287
Exchange amount at
  maturity for each note                                                             $2,200.00
Exchange amount as a
  percentage of face
  amount at maturity                                                                    110.00%

EXAMPLE 2: ALL BASKET STOCK PRICES INCREASE BY 30%.

                                     INITIAL                               FINAL
                                     BASKET     THRESHOLD                  BASKET    EXCHANGE
                                      STOCK    APPRECIATION   WEIGHTING    STOCK     AMOUNT AT
STOCK                      WEIGHT     PRICE       PRICE        AMOUNT      PRICE     MATURITY
-----                      ------    -------   ------------   ---------    ------    ---------
Baker Hughes
  Incorporated             7.1429%   38.7321     48.4151        3.6883    $50.3517   $ 178.570
BJ Services Company       14.2857%   46.7475     58.4344        6.1119    $60.7718   $ 357.145
Diamond Offshore
  Drilling, Inc.          14.2857%   23.8181     29.7726       11.9957    $30.9635   $ 357.143
ENSCO International
  Incorporated             7.1429%     28.94      36.175        4.9363    $37.6220   $ 178.571
GlobalSantaFe
  Corporation             14.2857%   26.8098     33.5123       10.6571    $34.8527   $ 357.143
Nabors Industries Ltd.    14.2857%     43.84        54.8        6.5172    $56.9920   $ 357.143
Rowan Companies, Inc.     14.2857%   24.8629     31.0786       11.4916    $32.3218   $ 357.143
Transocean Inc.           14.2857%   28.7538     35.9423        9.9366    $37.3799   $ 357.144
Exchange amount at
  maturity for each note                                                             $2,500.00
Exchange amount as a
  percentage of face
  amount at maturity                                                                    125.00%

EXAMPLE 3: ALL BASKET STOCK PRICES DECREASE BY 10%.

                                     INITIAL                               FINAL
                                     BASKET     THRESHOLD                  BASKET    EXCHANGE
                                      STOCK    APPRECIATION   WEIGHTING    STOCK     AMOUNT AT
STOCK                      WEIGHT     PRICE       PRICE        AMOUNT      PRICE     MATURITY
-----                      ------    -------   ------------   ---------    ------    ---------
Baker Hughes
  Incorporated             7.1429%   38.7321     48.4151        3.6883    $34.8589   $ 128.570
BJ Services Company       14.2857%   46.7475     58.4344        6.1119    $42.0728   $ 257.144
Diamond Offshore
  Drilling, Inc.          14.2857%   23.8181     29.7726       11.9957    $21.4363   $ 257.143
ENSCO International
  Incorporated             7.1429%     28.94      36.175        4.9363    $26.0460   $ 128.571
GlobalSantaFe
  Corporation             14.2857%   26.8098     33.5123       10.6571    $24.1288   $ 257.143
Nabors Industries Ltd.    14.2857%     43.84        54.8        6.5172    $39.4560   $ 257.143
Rowan Companies, Inc.     14.2857%   24.8629     31.0786       11.4916    $22.3766   $ 257.143
Transocean Inc.           14.2857%   28.7538     35.9423        9.9366    $25.8784   $ 257.144
Exchange amount at
  maturity for each note                                                             $1,800.00
Exchange amount as a
  percentage of face
  amount at maturity                                                                     90.00%

EXAMPLE 4: THE BASKET STOCK PRICES OF BAKER HUGHES INCORPORATED, BJ SERVICES
           COMPANY AND DIAMOND OFFSHORE DRILLING, INC. DECREASE BY 10%. THE BASKET STOCK PRICES OF ROWAN COMPANIES, INC. AND TRANSOCEAN INC. BOTH INCREASE BY 5%.

                                     INITIAL                               FINAL
                                     BASKET     THRESHOLD                  BASKET    EXCHANGE
                                      STOCK    APPRECIATION   WEIGHTING    STOCK     AMOUNT AT
STOCK                      WEIGHT     PRICE       PRICE        AMOUNT      PRICE     MATURITY
-----                      ------    -------   ------------   ---------    ------    ---------
Baker Hughes
  Incorporated             7.1429%   38.7321     48.4151        3.6883    $34.8589   $ 128.570
BJ Services Company       14.2857%   46.7475     58.4344        6.1119    $42.0728   $ 257.144
Diamond Offshore
  Drilling, Inc.          14.2857%   23.8181     29.7726       11.9957    $21.4363   $ 257.143
ENSCO International
  Incorporated             7.1429%     28.94      36.175        4.9363    $28.9400   $ 142.857
GlobalSantaFe
  Corporation             14.2857%   26.8098     33.5123       10.6571    $26.8098   $ 285.715
Nabors Industries Ltd.    14.2857%     43.84        54.8        6.5172    $43.8400   $ 285.714
Rowan Companies, Inc.     14.2857%   24.8629     31.0786       11.4916    $26.1060   $ 300.000
Transocean Inc.           14.2857%   28.7538     35.9423        9.9366    $30.1915   $ 300.001
Exchange amount at
  maturity for each note                                                             $1,957.14
Exchange amount as a
  percentage of face
  amount at maturity                                                                     97.86%

EXAMPLE 5: THE BASKET STOCK PRICE OF BJ SERVICES COMPANY DECREASES BY 80%. THE
           BASKET STOCK PRICES OF BOTH ENSCO INTERNATIONAL INCORPORATED AND ROWAN COMPANIES INCREASE BY 60%.

                                        INITIAL                               FINAL
                                        BASKET     THRESHOLD                  BASKET    EXCHANGE
                                         STOCK    APPRECIATION   WEIGHTING    STOCK     AMOUNT AT
STOCK                         WEIGHT     PRICE       PRICE        AMOUNT      PRICE     MATURITY
-----                         ------    -------   ------------   ---------    ------    ---------
Baker Hughes Incorporated     7.1429%   38.7321     48.4151        3.6883    $38.7321   $ 142.856
BJ Services Company          14.2857%   46.7475     58.4344        6.1119    $ 9.3495   $  57.143
Diamond Offshore Drilling,
  Inc.                       14.2857%   23.8181     29.7726       11.9957    $23.8181   $ 285.715
ENSCO International
  Incorporated                7.1429%     28.94      36.175        4.9363    $28.9400   $ 142.857
GlobalSantaFe Corporation    14.2857%   26.8098     33.5123       10.6571    $26.8098   $ 285.715
Nabors Industries Ltd.       14.2857%     43.84        54.8        6.5172    $43.8400   $ 285.714
Rowan Companies, Inc.        14.2857%   24.8629     31.0786       11.4916    $39.7806   $ 357.143
Transocean Inc.              14.2857%   28.7538     35.9423        9.9366    $46.0061   $ 357.144
Exchange amount at maturity
  for each note                                                                         $1,914.29
Exchange amount as a
  percentage of face amount
  at maturity                                                                               95.71%

                                The payment amounts shown above in examples one to five are entirely hypothetical; they are based on market prices for the basket stocks that may not be achieved on the determination date and on assumptions that may prove to be erroneous. The actual market value of your note on the stated maturity date or at any other time, including any time you may wish to sell your note, may bear little relation to the hypothetical exchange amounts shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the offered notes or on an investment in any of the basket stocks. Please read "Additional Risk Factors Specific to Your Note" and "Hypothetical Payment Amounts on Your Note" in the accompanying prospectus supplement no. 372.

                                Payments on your note are economically
                                equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on your note are economically equivalent to the amounts that would be paid on a combination of an interest bearing bond bought, and an option sold, by the holder (with an implicit option premium paid over time to the holder). The discussion in this paragraph does not modify or affect the terms of the offered notes or the United States income tax treatment of the offered notes as described under "Supplemental Discussion of Federal Income Tax Consequences" in the accompanying prospectus supplement no. 372.

HEDGING: In anticipation of the sale of the offered notes, we and/or our affiliates have entered into hedging transactions involving purchases of all of the basket stocks on the trade date. For a description of how our hedging and other trading activities may affect the value of your note, see "Additional Risk Factors Specific to Your Note -- Our Business Activities May Create Conflicts of Interest Between You and Us" and "Use of Proceeds and Hedging" in the accompanying prospectus supplement no. 372.

DESCRIPTION OF THE BASKET
STOCK ISSUERS:                  According to its publicly available documents,
                                Baker Hughes Incorporated is a supplier of wellbore related products, technology services and systems to the oil and gas industry and provides products and services for drilling, formation evaluation, completion and production of oil and gas wells. Information filed with the SEC by Baker Hughes Incorporated under the
                                Exchange Act can be located by referencing its SEC file number: 001-09397.

                                According to its publicly available documents, BJ Services Company is a provider of pressure pumping and other oilfield services serving the petroleum industry worldwide. Information filed with the SEC by BJ Services Company under the Exchange Act can be located by referencing its SEC file number: 001-10570.

                                According to its publicly available documents, Diamond Offshore Drilling, Inc. engages principally in the contract drilling of offshore oil and gas wells. Information filed with the SEC by Diamond Offshore Drilling, Inc. can be located by referencing its SEC file number:
                                001-13926.

                                According to its publicly available documents, ENSCO International Incorporated is an international offshore contract drilling. Information filed with the SEC by ENSCO International Incorporated under the Exchange Act can be located by referencing its SEC file number: 001-08097.

                                According to its publicly available documents, GlobalSantaFe Corporation is a worldwide oil and gas drilling contractor. Information filed with the SEC by GlobalSantaFe Corporation under the Exchange Act can be located by referencing its SEC file number: 001-14634.

                                According to its publicly available documents, Nabors Industries Ltd. is a provider of offshore platform workover and drilling rigs. Information filed with the SEC by Nabors Industries Ltd. under the Exchange Act can be located by referencing its SEC file number: 000-49887.

                                According to its publicly available documents, Rowan Companies, Inc. is a land drilling contractor conducting oil, gas and geothermal land drilling operations. Information filed with the SEC by Rowan Companies, Inc. under the Exchange

                                Act can be located by referencing its SEC file number: 001-05491.

                                According to its publicly available documents, Transocean Inc. is an international provider of offshore contract drilling services for oil and gas wells. Information filed with the SEC by Transocean Inc. under the Exchange Act can be located by referencing its SEC file number:
                                333-75899.

HISTORICAL TRADING PRICE
  INFORMATION:                  Seven of the eight basket stocks are traded on
                                the New York Stock Exchange, under the symbols
                                "BHI", "BJS", "DO", "ESV", "GSF", "RDC" and
                                "RIG", respectively. Nabors Industries Ltd. is traded on the American Stock Exchange under the symbol "NBR". The following tables show the quarterly high, low and closing prices on the New York Stock Exchange for each of the seven basket stocks traded on that exchange, and on the American Stock Exchange for Nabors
                                Industries, Ltd., in each case for the four calendar quarters in each of 2002 and 2003 and for the three calendar quarters in 2004, through July 14, 2004. We obtained the trading price information shown below from Bloomberg Financial
                                Services, without independent verification.

BAKER HUGHES INCORPORATED

                                                                                       HIGH      LOW     CLOSE
                                                                                       ----      ---     -----
                                          2002
                                            Quarter ended March 31...................  39.95    30.5     38.25
                                            Quarter ended June 30....................  39.44    33.17    33.29
                                            Quarter ended September 30...............  33.62    22.6     29.03
                                            Quarter ended December 31................  34.37    25.6     32.19
                                          2003
                                            Quarter ended March 31...................  33.54    28.26    29.93
                                            Quarter ended June 30....................  36.15    27       33.57
                                            Quarter ended September 30...............  34.33    29.24    29.59
                                            Quarter ended December 31................  33.08    26.9     32.16
                                          2004
                                            Quarter ended March 31...................  38.77    31.56    36.48
                                            Quarter ended June 30....................  38.87    33.45    37.65
                                            Quarter ending September 30 (through July
                                              14, 2004)..............................  38.92    37.12    38.83
                                            Closing price on July 14, 2004...........                    38.83

BJ SERVICES COMPANY

                                                                                       HIGH      LOW     CLOSE
                                                                                       ----      ---     -----
                                          2002
                                            Quarter ended March 31...................  35.9     25.3     34.47
                                            Quarter ended June 30....................  39.49    31.75    33.88
                                            Quarter ended September 30...............  35.16    23       26
                                            Quarter ended December 31................  35.45    24.31    32.31
                                          2003
                                            Quarter ended March 31...................  36.1     29.25    34.39
                                            Quarter ended June 30....................  42.4     33.8     37.36
                                            Quarter ended September 30...............  39.19    32.51    34.17
                                            Quarter ended December 31................  37.19    30.5     35.9
                                          2004
                                            Quarter ended March 31...................  45.78    34.85    43.27
                                            Quarter ended June 30....................  47.75    39.71    45.84
                                            Quarter ending September 30 (through July
                                              14, 2004)..............................  47       45.24    46.75
                                            Closing price on July 14, 2004...........                    46.75

DIAMOND OFFSHORE DRILLING, INC.

                                                                                       HIGH      LOW     CLOSE
                                                                                       ----      ---     -----
                                          2002
                                            Quarter ended March 31...................  32.27    25.48    31.26
                                            Quarter ended June 30....................  34.99    28.5     28.5
                                            Quarter ended September 30...............  28.95    18.7     19.95
                                            Quarter ended December 31................  23.7     17.3     21.85
                                          2003
                                            Quarter ended March 31...................  23       19.25    19.41
                                            Quarter ended June 30....................  23.8     18.3     20.99
                                            Quarter ended September 30...............  21.67    18.31    19.1
                                            Quarter ended December 31................  20.91    17.06    20.51
                                          2004
                                            Quarter ended March 31...................  26.85    20       24.19
                                            Quarter ended June 30....................  24.84    21.2     23.83
                                            Quarter ending September 30 (through July
                                              14, 2004)..............................  24.66    23.2     24.05
                                            Closing price on July 14, 2004...........                    24.05

ENSCO INTERNATIONAL INCORPORATED

                                                                                       HIGH      LOW     CLOSE
                                                                                       ----      ---     -----
                                          2002
                                            Quarter ended March 31...................  30.7     20.87    30.14
                                            Quarter ended June 30....................  35.5     26.7     27.26
                                            Quarter ended September 30...............  28.98    21.19    25.04
                                            Quarter ended December 31................  31.62    24.15    29.45
                                          2003
                                            Quarter ended March 31...................  30.75    24.24    25.51
                                            Quarter ended June 30....................  31.1     24.32    26.9
                                            Quarter ended September 30...............  28.43    23.58    26.82
                                            Quarter ended December 31................  29       24.49    27.17
                                          2004
                                            Quarter ended March 31...................  30.79    26.35    28.17
                                            Quarter ended June 30....................  29.16    24.95    29.1
                                            Quarter ending September 30 (through July
                                              14, 2004)..............................  29.73    28.5     28.94
                                            Closing price on July 14, 2004...........                    28.94

GLOBALSANTAFE CORPORATION

                                                                                       HIGH      LOW     CLOSE
                                                                                       ----      ---     -----
                                          2002
                                            Quarter ended March 31...................  33.5     24.9     32.7
                                            Quarter ended June 30....................  37.05    27.32    27.35
                                            Quarter ended September 30...............  27.57    18.93    22.35
                                            Quarter ended December 31................  26.42    21.15    24.32
                                          2003
                                            Quarter ended March 31...................  25.34    19.78    20.65
                                            Quarter ended June 30....................  26.7     20.14    23.34
                                            Quarter ended September 30...............  25.17    21.47    23.95
                                            Quarter ended December 31................  25.46    20.89    24.83
                                          2004
                                            Quarter ended March 31...................  30.69    23.44    27.77
                                            Quarter ended June 30....................  28.94    24.03    26.5
                                            Quarter ending September 30 (through July
                                              14, 2004)..............................  27.26    26.15    27.21
                                            Closing price on July 14, 2004...........                    27.21

NABORS INDUSTRIES LTD.

                                                                                       HIGH      LOW     CLOSE
                                                                                       ----      ---     -----
                                          2002
                                            Quarter ended March 31...................  43       26.98    42.25
                                            Quarter ended June 30....................  49.89    35.13    35.3
                                            Quarter ended September 30...............  37.6     26.14    32.75
                                            Quarter ended December 31................  39.3     29.79    35.27
                                          2003
                                            Quarter ended March 31...................  42.6     32.2     39.87
                                            Quarter ended June 30....................  45.85    37.65    39.55
                                            Quarter ended September 30...............  40.5     33.87    37.26
                                            Quarter ended December 31................  42.52    35.81    41.5
                                          2004
                                            Quarter ended March 31...................  48.75    41.02    45.75
                                            Quarter ended June 30....................  47.67    40.04    45.22
                                            Quarter ending September 30 (through July
                                              14, 2004)..............................  44.97    42.51    44.2
                                            Closing price on July 14, 2004...........                    44.2

ROWAN COMPANIES, INC.

                                                                                       HIGH      LOW     CLOSE
                                                                                       ----      ---     -----
                                          2002
                                            Quarter ended March 31...................  23.48    16.04    23.04
                                            Quarter ended June 30....................  27.03    20.2     21.45
                                            Quarter ended September 30...............  22.57    16.36    18.64
                                            Quarter ended December 31................  24.6     17.4     22.7
                                          2003
                                            Quarter ended March 31...................  23.77    17.7     19.66
                                            Quarter ended June 30....................  25.9     19.28    22.4
                                            Quarter ended September 30...............  25.62    20.8     24.58
                                            Quarter ended December 31................  26.72    20.45    23.17
                                          2004
                                            Quarter ended March 31...................  25.11    20.61    21.09
                                            Quarter ended June 30....................  24.7     20.44    24.33
                                            Quarter ending September 30 (through July
                                              14, 2004)..............................  25.31    24.1     24.8
                                            Closing price on July 14, 2004...........                    24.8

TRANSOCEAN INC.

                                                                                       HIGH      LOW     CLOSE
                                                                                       ----      ---     -----
                                          2002
                                            Quarter ended March 31...................  34.65    26.51    33.23
                                            Quarter ended June 30....................  39.33    30       31.15
                                            Quarter ended September 30...............  31.75    19.6     20.8
                                            Quarter ended December 31................  25.89    18.1     23.2
                                          2003
                                            Quarter ended March 31...................  24.36    19.87    20.45
                                            Quarter ended June 30....................  25.86    18.4     21.97
                                            Quarter ended September 30...............  22.4     18.52    20
                                            Quarter ended December 31................  24.85    18.55    24.01
                                          2004
                                            Quarter ended March 31...................  31.94    23.1     27.89
                                            Quarter ended June 30....................  29.27    25.06    28.94
                                            Quarter ending September 30 (through July
                                              14, 2004)..............................  29.31    27.84    28.97
                                            Closing price on July 14, 2004...........                    28.97

                                As indicated above, the market prices of basket stocks have been highly volatile during recent periods. It is impossible to predict whether the price of any of the basket stocks will rise or fall and you should not view the historical prices of the basket stocks as an indication of future performance. See "Additional Risk Factors Specific to Your Note -- The Market Price of Your Note May Be Influenced by Many Unpredictable Factors" in the accompanying prospectus supplement no. 372.